UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2007

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.03 Material Modifications to Rights of Security Holders.

On December 20, 2007, the Board of Directors of the Federal Home Loan Bank of New York ("FHLBNY") ratified certain amendments to the FHLBNY’s Capital Plan ("Plan") that were approved on December 12, 2007 by the regulator of the Federal Home Loan Banks, the Federal Housing Finance Board ("Finance Board").

The Plan amendments: (i) revise Sections 4.1 and 7.4.2 of the Plan to provide that in its discretion the FHLBNY may, in lieu of the formula specified in Section 4.1 and section A of Appendix I of the Plan, in those cases where the corporate existence of a Member is terminated as a result of its merger into a nonmember, at any time after thirty days subsequent to the merger, recalculate the Membership Stock Purchase Requirement established by the Plan based solely on Mortgage-related Assets (as defined in the Plan), and in doing so may use zero dollars as the amount of the Mortgage-related Assets held by the former Member, and may thereafter repurchase any resulting Excess Stock (as defined in the Plan); and (ii) expand the definition of "Advances Agreement" in the Plan to make clear that for purposes of the Plan the term "advances" includes funding agreements.

The effective date of the Plan amendments will be January 22, 2008. A copy of the amended Plan will be filed with the Form 10-K of the FHLBNY for the year ending December 31, 2007.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

December 21, 2007	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer